EXHIBIT 4.A

EXECUTION COPY

EL PASO CORPORATION

as Issuer

and

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of July 1, 2005

to

INDENTURE

Dated as of May 10, 1999

Remarketed Senior Notes Due August 16, 2007

ARTICLE 1 Relation to Indenture; Definitions1
SECTION 1.01. Relation to Indenture and Eighth Supplemental Indenture.1
SECTION 1.02. Definitions.1
SECTION 1.03. General References.2

ARTICLE 2 The Remarketed Notes2
SECTION 2.01. The Form of the Remarketed Notes.2
SECTION 2.02. Amount.2
SECTION 2.03. Global Securities; Restrictions on Transfer and Exchange.2
SECTION 2.04. Transfer and Exchange.3
SECTION 2.05. Legends.3
SECTION 2.06. Denominations.5
SECTION 2.07. Registration Rights Agreement.5
SECTION 2.08. Additional Event of Default.5

ARTICLE 3 Miscellaneous5
SECTION 3.01. Certain Trustee Matters.5
SECTION 3.02. Continued Effect.5
SECTION 3.03. Governing Law.6
SECTION 3.04. Counterparts.6

EXHIBITS

Exhibit A: Form of Remarketed Note

NINTH SUPPLEMENTAL INDENTURE, dated as of July 1, 2005 (this “Ninth Supplemental Indenture”), between EL PASO CORPORATION, a Delaware corporation (the “Company”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of May 10, 1999 (the “Original Indenture”), such Original Indenture, as amended and supplemented from time to time (including without limitation pursuant to the Eighth Supplemental Indenture thereto dated as of June 26, 2002 (the “Eighth Supplemental Indenture”) and pursuant to this Ninth Supplemental Indenture), being referred to herein as the “Indenture”; and

WHEREAS, in June 2002, the Company issued a new series of Securities under the Original Indenture and the Eighth Supplemental Indenture designated as the Senior Notes Due August 16, 2007 (the “Original Notes”); and

WHEREAS, pursuant to and in accordance with the terms and conditions set forth in (i) the Eighth Supplemental Indenture, (ii) the Remarketing Agreement dated as of June 26, 2002 between the Company and Credit Suisse First Boston LLC (formerly Credit Suisse First Boston Corporation) (the “Remarketing Agent”), and confirmed and accepted by the Purchase Contract Agent named therein (the “Purchase Contract Agent”) and (iii) the Supplemental Remarketing Agreement dated as of June 28, 2005 between the Company and the Remarketing Agent, and confirmed and accepted by the Purchase Contract Agent, the Remarketing Agent agreed to use its commercially reasonable best efforts to remarket (the “Remarketing”) the Original Notes (as so remarketed, the “Remarketed Notes”), which Remarketing would be effected by establishing a reset interest rate for the Remarketed Notes, and to sell such Remarketed Notes at a price equal to approximately, but not less than, 100.50% of the remarketing value of the Original Notes; and

WHEREAS, all acts and things necessary to make the Remarketed Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture, the valid and binding obligations of the Company and to make this Ninth Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed; and

WHEREAS, the Company has entered into a Registration Rights Agreement dated as of July 1, 2005 (the “Registration Rights Agreement”) among the Company and the Remarketing Agent relating to the Remarketed Notes;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Remarketed Notes, as follows:

ARTICLE 1

Relation to Indenture; Definitions

SECTION 1.01.   Relation to Indenture and Eighth Supplemental Indenture.

With respect to the Remarketed Notes, each of the Eighth Supplemental Indenture and this Ninth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.   Definitions.

For all purposes of this Ninth Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture or the Eighth Supplemental Indenture, as applicable.

SECTION 1.03.   General References.

All references in this Ninth Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Ninth Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Ninth Supplemental Indenture.

ARTICLE 2

The Remarketed Notes

SECTION 2.01.   The Form of the Remarketed Notes.

Notwithstanding anything to the contrary set forth in the Original Indenture or the Eighth Supplemental Indenture, the Remarketed Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Remarketed Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Remarketed Notes, as evidenced by their execution thereof.

Except as otherwise provided herein, the Remarketed Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by the Eighth Supplemental Indenture and this Ninth Supplemental Indenture (including the form of Remarketed Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Ninth Supplemental Indenture for all intents and purposes)). In the event of any inconsistency between (a) the provisions of this Ninth Supplemental Indenture and (b) the provisions of either (i) the Original Indenture or (ii) the Eighth Supplemental Indenture, the provisions of this Ninth Supplemental Indenture shall be controlling with respect to the Remarketed Notes.

SECTION 2.02.   Amount.

The aggregate principal amount of the Remarketed Notes which may be authenticated and delivered pursuant hereto is $272,102,000. The Trustee shall initially authenticate and deliver Remarketed Notes for original issue in an initial aggregate principal amount of $272,102,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Remarketed Notes.

SECTION 2.03.   Global Securities; Restrictions on Transfer and Exchange.

The Remarketed Notes shall initially be issued in the form of one or more Global Securities. Such Global Securities (i)  shall bear the legends applicable to Global Securities set forth in the Original Indenture (including without limitation in Sections 202 and 204 thereof), (ii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in the Original Indenture (including without limitation Section 305 thereof) and in this Ninth Supplemental Indenture and (iii) shall otherwise be subject to the applicable provisions of the Indenture.

(1)  Rule 144A Global Notes. The Remarketed Notes offered and sold to “qualified institutional buyers” (“QIBs” or individually, a “QIB”) (which term shall have the meaning assigned to it in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in the United States of America in reliance on Rule 144A will initially be issued as permanent Global Securities (the “Rule 144A Global Notes”), without interest coupons, substantially in the form of Exhibit A hereto. The Rule 144A Global Notes will be duly executed by the Company, authenticated by the Trustee, deposited with the Trustee (as custodian for The Depository Trust Company (“DTC”), which shall act as Depositary with respect to the Remarketed Notes constituting Global Securities) and registered in the name of DTC or a nominee thereof.

(2)  Regulation S Global Notes. Remarketed Notes offered and sold in Offshore Transactions to Non-U.S. Persons (each such term to have the meaning assigned to it in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S will initially be issued as permanent Global Securities (the “Regulation S Global Notes”), without interest coupons, substantially in the form of Exhibit A hereto. The Regulation S Global Notes will be duly executed by the Company, authenticated by the Trustee, deposited with the Trustee (as custodian for DTC) and registered in the name of DTC or a nominee thereof.

SECTION 2.04.   Transfer and Exchange.

(1)  Transfer and Exchange of Remarketed Notes in Certificated Form. In addition to the requirements set forth in the Original Indenture (including without limitation Section 305 thereof), the Remarketed Notes in certificated form that are “Registrable Securities” under the Registration Rights Agreement (the “Transfer Restricted Securities”) which are presented or surrendered for registration of transfer or exchange pursuant the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar and the Trustee may conclusively rely:

(a)  if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto); or

(b)  if such Transfer Restricted Securities are being transferred (1) to a QIB in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto); or

(c)  if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from the Holder (in substantially the form of both (i) the Exchange/Transfer Certificate included in Exhibit A hereto and (ii) the Regulation S Certificate included in Exhibit A hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

(d)  if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from the Holder (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(2)  Transfer and Exchange of Global Notes. The transfer and exchange of the Global Notes (as defined below) or beneficial interests therein shall be effected through the Depositary, upon the terms and subject to the conditions provided in the Original Indenture, this Ninth Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act. Neither the Security Registrar nor the Trustee shall have any liability or responsibility for any such transfers or exchanges of the Global Notes or beneficial interests therein.

SECTION 2.05.   Legends.

(1)  Except as permitted by the following paragraphs (2) and (3) immediately below, each certificate evidencing the Rule 144A Global Notes or Regulation S Global Notes (each a “Global Note”) or any other Remarketed Notes in certificated form (and all Remarketed Notes issued in exchange therefor or substitution thereof other than the Exchange Notes (as defined below)) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,”“UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

(2)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which in either case shall be certified by the Company to the Trustee and the Security Registrar upon which each may conclusively rely:

(a)  in the case of any Transfer Restricted Security in definitive form, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Remarketed Note in definitive form that does not bear the legend set forth in (1) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(b)  in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend(s) set forth in (1) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 305 of the Original Indenture and this Section 2.05 of this Ninth Supplemental Indenture.

(3)  Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Company shall issue and, upon receipt of a Company Order in accordance with the Original Indenture, the Trustee shall authenticate Remarketed Notes (“Exchange Notes”) in exchange for Remarketed Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (1) above, and the Security Registrar shall rescind any restriction on the transfer of the Exchange Notes, in each case unless the Holder of Remarketed Notes being transferred in the Exchange Offer is either (A) a broker-dealer tendering Remarketed Notes acquired directly from the Company, (B) a person participating in the Exchange Offer for purposes of distributing the Exchange Notes or (C) a person who is an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company. The Company shall identify to the Trustee and the Security Registrar such Holders of the Remarketed Notes in a written certification signed by an officer of the Company and, absent receipt of a certificate from the Company to such effect, the Trustee and the Security Registrar shall assume that there are no such Holders.

SECTION 2.06.   Denominations.

Notwithstanding anything to the contrary set forth in the Original Indenture or the Eighth Supplemental Indenture (including without limitation Section 2.03 of the Eighth Supplemental Indenture), the Remarketed Notes shall be issued in denominations of $1,000 and integral multiples of $1,000.

SECTION 2.07.   Registration Rights Agreement.

Holders of the Remarketed Notes shall have the benefit of the Company’s registration obligations with respect to the Remarketed Notes, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement.

SECTION 2.08.   Additional Event of Default.

With respect only to the Remarketed Notes, in addition to the other events or circumstances set forth as Events of Default in Section 501 of the Original Indenture, the following event shall constitute an Event of Default: default in the payment of Liquidated Damages (as defined in the Registration Rights Agreement), if any, when such Liquidated Damages become due and payable pursuant to the Registration Rights Agreement and the continuance of such default for 30 days.

ARTICLE 3

Miscellaneous

SECTION 3.01.   Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture or the Remarketed Notes or the proper authorization or the due execution hereof or thereof by the Company.

SECTION 3.02.   Continued Effect.

Except as expressly supplemented and amended by this Ninth Supplemental Indenture, the Original Indenture (as supplemented and amended to date, including without limitation by the Eighth Supplemental Indenture) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as so supplemented and amended, and as further supplemented and amended by this Ninth Supplemental Indenture) is in all respects hereby ratified and confirmed. This Ninth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03.   Governing Law.

This Ninth Supplemental Indenture and the Remarketed Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04.   Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

        EL PASO CORPORATION

        By:          /s/John Hopper
        Name:   John Hopper
        Title:    Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee

By:          /s/Herawattee Alli
Authorized Signatory

EXHIBIT A

[FORM OF FACE OF REMARKETED NOTE]

[If a Global Security, insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

[If a Global Security, insert—UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Transfer Restricted Security, insert—THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,”“UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]

CUSIP No. ___________
ISIN No. ___________
No.: ___________	$_____________

EL PASO CORPORATION

Remarketed

Senior Note Due August 16, 2007

El Paso Corporation, a corporation duly organized and existing under the laws of Delaware (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [_________________________________] [if a Global Security, insert - Cede & Co., as nominee for The Depository Trust Company] or its registered assigns, the principal sum of _______________________ United States Dollars [if a Global Security, insert - , or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,] at the office of the Company designated for such purpose in The City of New York, on August 16, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon quarterly in arrears on each February 16, May 16, August 16 and November 16 of each year (each such date, an “Interest Payment Date”), commencing on August 16, 2005, at the rate of (i) 6.14% per annum for the period from May 16, 2005 to, but excluding, July 1, 2005 and (ii) 7.625% per annum from, and including, July 1, 2005 (or from and including the next most recent date to which interest has been paid or duly provided for) to, but excluding, the date on which the principal hereof has been paid or made available for payment.

The amount of interest so payable for any period shall be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months; (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month; and (iii) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any Interest Payment Date is not a Business Day, then payment of the interest or principal payable on such date will be made on the next succeeding day which is a Business Day and no interest shall accrue in respect of the amounts which payment is so delayed for the period from and after such Interest Payment Date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Payments of the principal of and interest on the Remarketed Notes shall be made at the office of the Company designated for such purpose in The City of New York; provided that, unless this Remarketed Note is a Remarketed Note issued in global form (“Global Security”), interest may be paid, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least five Business Days prior to the date for payment by the Person entitled thereto. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Remarketed Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, provided that interest payable on the Stated Maturity shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

Reference is hereby made to the further provisions of this Remarketed Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Remarketed Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Signature Page Follows)

IN WITNESS WHEREOF, EL PASO CORPORATION has caused this instrument to be executed in its corporate name by the signature of its duly authorized officers.

        EL PASO CORPORATION

        By:

        Name:

        Title:

DATED:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Remarketed Senior Notes Due August 16, 2007 referred to in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee

By:

Authorized Signatory

[REVERSE OF REMARKETED NOTE]

EL PASO CORPORATION

Remarketed

Senior Note Due August 16, 2007

This Remarketed Note is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 10, 1999 (the “Original Indenture”), as previously supplemented (including without limitation by an Eighth Supplemental Indenture, dated as of June 26, 2002 (the “Eighth Supplemental Indenture”) and as further supplemented by a Ninth Supplemental indenture, dated as of July 1, 2005 (the “Ninth Supplemental Indenture,” and the Original Indenture, as so supplemented, the “Indenture”), between the Company and HSBC Bank USA, National Association, a national banking association, as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Remarketed Note is one of the remarketed notes in a series designated as Remarketed Senior Notes Due August 16, 2007 of the Company (hereinafter called the “Remarketed Notes”), issued under the Original Indenture, which Remarketed Notes are limited in aggregate principal amount to $272,102,000.

Except as provided in Sections 1006 and 1007 of the Original Indenture, neither the Indenture nor the Remarketed Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Remarketed Notes issued under the Indenture are direct, unsecured obligations of the Company and will mature on August 16, 2007. The Remarketed Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

The Remarketed Notes will bear interest as set forth on the face hereof.

The Remarketed Notes are not redeemable prior to maturity except pursuant to a Tax Event in accordance with the Eighth Supplemental Indenture. If a Tax Event shall occur, the Company may, at its option, redeem the Remarketed Notes in whole (but not in part) at any time at a price equal to the Redemption Price. Installments of interest on the Remarketed Notes that are due and payable on or prior to the Tax Event Redemption Date will be payable to the Holders of the Remarketed Notes registered as such on the Record Date next preceding such Tax Event Redemption Date.

The Company agrees, and by acceptance of a beneficial ownership interest in the Remarketed Notes, each beneficial holder of Remarketed Notes will be deemed to have agreed (1) to treat the Remarketed Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) for United States federal income tax purposes and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Remarketed Notes for United States federal income tax purposes. A Holder of Remarketed Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: El Paso Corporation, Investor Relations, 1001 Louisiana Street, Houston, Texas 77002.

The Remarketed Notes are not entitled to any sinking fund.

If an Event of Default with respect to the Remarketed Notes shall occur and be continuing, the principal of the Remarketed Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Remarketed Note shall be conclusive and binding upon such Holder and upon all future Holders of this Remarketed Note and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Remarketed Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Remarketed Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Remarketed Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Remarketed Note or of the Indenture shall alter or impair the obligation of the Company, which are absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Remarketed Note at the times, place(s) and rates, and in the coin or currency, herein prescribed.

[If a Global Security, insert - The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Remarketed Note is registrable in the Security Register, upon surrender of this Remarketed Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

The Remarketed Notes are issuable only in registered forms without coupons, in minimum denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Prior to due presentment of this Remarketed Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Remarketed Note is registered as the owner hereof for all purposes, whether or not this Remarketed Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

THIS REMARKETED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Except as otherwise expressly provided herein, all terms used in this Remarketed Note but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[If a Transfer Restricted Security, insert—The Holder of this Remarketed Note is entitled to the benefits of the Registration Rights Agreement, dated as of July 1, 2005 (the “Registration Rights Agreement”), by and among the Company and the Remarketing Agent named therein, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement.]

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please Print or Typewrite Name and Address of Assignee) the within instrument of EL PASO CORPORATION and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or

Other Identifying Number of Assignee:

Dated:

(Signature)

Signature Guarantee: ____________________________________________________________________________
(Participant in a Recognized Signature
Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

EXCHANGE/TRANSFER CERTIFICATE

Re: Remarketed Senior Notes Due August 16, 2007 of El Paso Corporation (the “Remarketed Notes”).

This Exchange/Transfer Certificate relates to $____ principal amount of Remarketed Notes held by _____________________ (the “Transferor”).

The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Remarketed Note or Remarketed Notes.

In connection with such request and in respect of each such Remarketed Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Remarketed Notes and that the transfer of this Remarketed Note does not require registration under the Securities Act (as defined below) because:**

 Such Remarketed Note is being acquired for the Transferor’s own account without transfer.

 Such Remarketed Note is being transferred (i) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of the Regulation S Certificate included in such Remarketed Note).

 Such Remarketed Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

 Such Remarketed Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

**Check appropriate box.

REGULATION S CERTIFICATE

_________________, _____

HSBC BANK USA, NATIONAL ASSOCIATION, as Security Registrar
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust and Loan Agency

Ladies and Gentlemen:

In connection with our proposed sale of $_______________ principal amount of Remarketed Senior Notes Due August 16, 2007 (the “Remarketed Notes”) of El Paso Corporation (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(i) the offer of the Remarketed Notes was not made to a person in the United States of America;

(ii)
at the time the buy order was originated, the transferee was outside the United States of America or we and any person acting on our behalf reasonably believed that the transferee was outside the United States of America;

(iii)	no directed selling efforts have been made by us in contravention of Rule 903 or Rule 904 of Regulation S under the Securities Act, as applicable;

(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)
if the proposed transfer is being made prior to the expiration of the 40-day distribution compliance period as set forth in Regulation S, the transfer is not being made to, or for the benefit or account of, a U.S. Person (other than a distributor).

You, the Trustee and the Company are entitled to rely upon this Regulation S Certificate and you are irrevocably authorized to produce this Regulation S Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used but not defined in this Regulation S Certificate have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,

[Name]

By:
Name:
Title:
Address:

[If a Global Security, insert as a separate page—

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary]